Exhibit 99.5

A properly completed original stock order form must be used to subscribe for common stock.

Please read the Stock Ownership Guide Instructions as you complete this form.

Narragansett Bancorp, Inc. Subscription & Community Offering Stock Order Form

STOCK ORDER DEADLINE day, [Expiration Date] at 12:00 noon Eastern Time (Received not postmarked)	STOCK ORDER DELIVERY If By Hand Delivery (Drop Box) BayCoast Bank 330 Swansea Mall Drive, Swansea, MA 02777	STOCK ORDER DELIVERY If By Overnight Delivery BayCoast Bank Stock Order Return 575 Jericho Tpke., Ste. 101, Jericho, NY 11753 (xxx) xxx-xxxx

(1) SHARES		(2) TOTAL PAYMENT DUE		Purchase Limitations (see instructions and the Prospectus)
	Subscription Price X 10.00 =			Minimum	Maximum	Maximum for associates or group
			. 00	25 shares $250	30,000 shares $300,000	50,000 shares $500,000

(3) Check here if you are a BayCoast Bank or Narragansett Financial Corporation:
EMPLOYEE, OFFICER, DIRECTOR, TRUSTEE, CORPORATOR or RELATIVE of such person as defined on the reverse side

(4) CHECK PAYMENT	Enclosed is a check, bank draft or money order in the amount indicated.	Payable to Narragansett Bancorp, Inc.	Total Check Amount Enclosed	. 00

(5) WITHDRAWAL PAYMENT

There is no early withdrawal penalty for this form of payment. You may not designate withdrawal from BayCoast Bank accounts with check-writing privileges; instead, please submit a check. Individual Retirement Accounts maintained at BayCoast Bank cannot be used for this form of payment.

The undersigned authorizes withdrawal from the following account(s) at BayCoast Bank.

Bank Use	Account # To Withdraw	Withdrawal Amount	. 00
Bank Use	Account # To Withdraw	Withdrawal Amount	. 00

(6) PURCHASER INFORMATION

Subscription Offering	Check only the first box below that applies to the purchaser(s) in Item 7.	Community Offering	Check one box below if a or b does not apply to the purchaser(s) in Item 7.

a. The purchaser(s) had a deposit account(s) at BayCoast Bank totaling $50 or more on May 31, 2025 (“Eligible Account Holder”).	c. The purchaser(s) RESIDES in one of the MA or RI cities and towns listed on the reverse side. Indicate city or town of residence here:

b. The purchaser(s) is an employee, officer, director, trustee or corporator of BayCoast Bank, Narragansett Bancorp, Inc. or Narragansett Financial Corporation and is not an Eligible Account Holder.	d. The purchaser(s) DOES NOT RESIDE in one of the cities and towns.

Account Information - List below all accounts the purchaser had an ownership interest as of May 31, 2025. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Additional space on reverse side at Item 6.

Qualifying Account # of Purchaser	Names(s) on Account
Qualifying Account # of Purchaser	Names(s) on Account

(7) STOCK OWNERSHIP REGISTRATION (to appear on stock registration statement) Please provide all requested information.

Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA, Keogh, 401(k) or similar plan purchases).

Form of Ownership (check one box and indicate SS# or Tax ID#)				IRA / QUALIFIED PLAN ORDER IRA or other qualified plan

Individual	Uniform Transfers to Minors Act (minor SS#)	Business (co., corp.)	SS/Tax ID# Reporting	TTEE Tax ID#	-

Joint Tenants	Tenants In Common	Fiduciary (trust, estate)	SS/Tax ID# Other	Owner SS#	-	-

Registration

Name
Name

Address Street			Telephone Day
City	State	Zip code	Evening

(8)

ASSOCIATES / ACTING IN CONCERT

(Definitions on reverse side)

Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you checked this box, complete reverse side.

(9) ACKNOWLEGEMENT - To be effective, this stock order form must be properly completed and physically received (not postmarked) by Narragansett Bancorp, Inc. no later than 12:00 noon, Eastern Time, on [expiration date], unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Narragansett Bancorp, Inc., this stock order form may not be modified, withdrawn or canceled without Narragansett Bancorp, Inc.’s consent and if authorization to withdraw from deposit accounts at BayCoast Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. (continued on reverse side)

By signing below, I also acknowledge that I have read the Certification Form & Acknowledgement continued on the reverse side of this form (Item 9).

Signature	Date	Signature	Date

ITEM (6) PURCHASER INFORMATION (continued from reverse side)

Bank Use	Qualifying Account Number(s) continued	Names(s) Account continued

Community Offering Preferred Cities/Towns in Massachusetts and Rhode Island –

In Massachusetts: Acushnet, Attleboro, Avon, Bellingham, Berkley, Braintree, Brookline, Canton, Cohasset, Dartmouth, Dedham, Dighton, Dover, Easton, Fairhaven, Fall River, Foxborough, Franklin, Freetown, Holbrook, Mansfield, Medfield, Medway, Millis, Milton, Needham, New Bedford, Norfolk, North Attleboro, Norton, Norwood, Plainville, Quincy, Randolph, Raynham, Rehoboth, Seekonk, Sharon, Somerset, Stoughton, Swansea, Taunton, Walpole, Wellesley, Westport, Westwood, Weymouth and Wrentham. In Rhode Island: Barrington, Bristol, Burrillville, Central Falls, Cranston, Cumberland, East Providence, Foster, Glocester, Jamestown, Johnston, Lincoln, Little Compton, Middletown, Newport, North Providence, North Smithfield, Pawtucket, Portsmouth, Providence, Scituate, Smithfield, Tiverton, Warren and Woonsocket.

ITEM (8) ASSOCIATES / ACTING IN CONCERT (continued from reverse side)

If you checked the box in Item 8 on the reverse side of this form, list below all other orders submitted by you or your associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms submitted	Number of shares ordered	Name(s) listed on other stock order forms submitted	Number of shares ordered

Associate – The term “associate” of a particular person means:

(1) a corporation or organization, other than BayCoast Bank, Narragansett Bancorp, Inc., Narragansett Financial Corporation or any majority-owned subsidiary of these entities, of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

(2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and

(3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a corporator, director, trustee or officer of BayCoast Bank or Narragansett Financial Corporation.

Acting in concert – The term “acting in concert” means persons seeking to combine or pool their voting or other interests (such as subscription rights) in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon various facts, including, among other things, joint account relationships, common address on our records, or that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of conversion, our directors are not deemed to be acting in concert solely by reason of their board membership. Unless we determine otherwise, spouses, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be presumed to be acting in concert.

Officer – The Chairman of the Board, the Chief Executive Officer, the President, any officer of the level of vice president or above (but not an assistant vice president, or other vice president having authority similar to an assistant or second vice president), the Secretary, the Clerk and the Treasurer of BayCoast Bank, Narragansett Bancorp, Inc., or Narragansett Financial Corporation as the case may be.

Relative – The term “relative” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes adoptive relationships.

ITEM (9) ACKNOWLEGEMENT & SIGNATURE (continued from reverse side)

Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Holding Company Reorganization and Plan of Stock Issuance of BayCoast Bank described in the accompanying prospectus. Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. BayCoast Bank, Narragansett Financial Corporation, and Narragansett Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY OR THE DEPOSITORS INSURANCE FUND. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

I further certify that, before purchasing the common stock of Narragansett Bancorp, Inc. (the “Company”), I received a prospectus of the Company dated _____ __, 2026 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to Our Business Risks Related to the Offering	[insert final text]

(By Signing the Front of this Form the Purchaser is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Narragansett Bancorp, Inc.

Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the stockholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock registration statement. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the MA Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA MA (use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

•

The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

•	The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
•

A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•	The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
•	The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares ($250) of common stock. As more fully described in the plan of conversion outlined in the prospectus, the maximum allowable purchase by a person, entity or group of people through a single account is 30,000 shares ($300,000) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 50,000 shares ($500,000) of common stock.

Item 3 - Employee/Officer/Director/Trustee/Corporator Information

Check this box to indicate whether you are an employee, officer, director, trustee or corporator of BayCoast Bank or Narragansett Financial Corporation or relative as defined on back of order form.

Item 4 - Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Your check, bank draft or money order must be made payable to Narragansett Bancorp, Inc. Your funds will earn interest at 0.10% until the stock offering is completed or terminated.

Item 5 - Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at BayCoast Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. You may not designate withdrawal from BayCoast Bank accounts with check-writing privileges; instead, please submit a check. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate of deposit accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or similar account.

Item 6 - Purchaser Information

Subscription Offering

a.	Check this box if the purchaser had a deposit account(s) at BayCoast Bank totaling $50 or more on May 31, 2025 (“Eligible Account Holder”).
b.	Check this box if the purchaser is an employee, officer, director, trustee or corporator of BayCoast Bank or Narragansett Financial Corporation but is not an Eligible Account Holder.

Please list all account numbers and all names on accounts you had on May 31, 2025 in order to insure proper identification of your subscription rights. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights.

Community Offering

c.	Check this box if you are submitting an order in the community offering and reside in one of the cities or towns indicated on the back of the stock order form (Indicate city/town of residence).
d.	Check this box if you are submitting an order in the community offering and do not reside in one of the preferred cities or towns.

Item 7 - Stock Ownership Registration, Address, SS# or Tax ID#, Telephone Number(s)

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s). Complete the requested stock registration, mailing address and telephone number(s). The stock transfer industry has developed a uniform system of stockholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide.” Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA, Keogh, 401(k) or similar purchases).

Item 8 - Associates/Acting in Concert

Check this box and complete the reverse side of the stock order form if you or any associates or persons acting in concert with you (as defined on the reverse side of the stock order form) have submitted other orders for shares of Narragansett Bancorp, Inc. common stock.

Item 9 - Acknowledgement

Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification (continued on the reverse side of the stock order form). Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your properly completed signed stock order form and payment in full (or withdrawal authorization) for the shares must be physically received (not postmarked) by Narragansett Bancorp, Inc. no later than 12:00 noon, Eastern Time, on [expiration date] or it will become void. Delivery Instructions: You may deliver your stock order form by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service to the Stock Information Center or by hand delivery (drop box) to the address indicated on the stock order form.

We will not accept stock order forms at our other offices.

If you have any additional questions, or if you would like assistance in completing your stock order form, please call our Stock Information Center, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.